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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Alpha Industries, Inc.

The audits referred to in our report dated April 30, 1999, included the related financial statement schedule as of March 28, 1999, and for each of the years in the three-year period ended March 28, 1999, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP


Boston, Massachusetts
May 4, 1999